Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on

•	Form S-3 (No. 333-210994 No. 333-209782, and No. 333-130744)

•	Form S-4 (No. 333-155248 and No. 333-149076)

•	Form S-8 (No. 33-28828, No. 33-54960, No. 333-53806, No. 333-110758, No. 333-156540, No. 333-18069, No. 333-65040, No. 333-136808, No. 333-172931, No. 333-156886, No. 333-177896, No. 333-74666, No. 333-172930, No. 333-134169, No. 333-139345, No. 333-143182, No. 333-177898, No. 333-156527, No. 333-149076, No. 333-198461, and No. 333-210995)

of The PNC Financial Services Group, Inc. of our report dated February 28, 2017, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in composition of reportable segments discussed in Note 22, for which the date is May 3, 2017, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

May 3, 2017